                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           PACIFIC SCIENTIFIC COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          RICHARD V. PLAT, EXECUTIVE VICE PRESIDENT AND SECRETARY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                     (LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 17, 1996

To The Stockholders:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Pacific Scientific Company, which will be held at the Newport Center Conference Center, located at 610 Newport Center Drive, Suite 130, Newport Beach, California on Wednesday, April 17, 1996 at 10:00 A.M. for the following purposes:

          (a) To elect a Board of seven Directors for the ensuing year,

          (b) To ratify the appointment of Deloitte & Touche LLP as independent public accountants; and

          (c) To consider and act upon such other matters as may properly come before the meeting.

     The close of business on March 1, 1996 has been fixed as the record date for stockholders to receive notice of and to vote at the meeting or any adjournment or postponement thereof. Holders of a majority of the outstanding shares must be present either in person or by proxy in order for the meeting to be held. The proxy is revocable at any time in the manner set forth on page 1 of the Proxy Statement and will not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors,

                                          RICHARD V. PLAT
                                          Executive Vice President and Secretary
March 15, 1996

WHETHER YOU ATTEND THE MEETING OR NOT, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. FOR THOSE ATTENDING THE MEETING, AMPLE PARKING WILL BE AVAILABLE.

                           PACIFIC SCIENTIFIC COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 1996

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished by Pacific Scientific Company, 620 Newport Center Drive, Suite 700, Newport Beach, California 92660 (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, April 17, 1996 at 10:00 a.m., and any adjournments or postponements thereof. The Board of Directors has fixed the close of business on March 1, 1996, as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. As of that date, 12,138,558 shares of the Company's Common Stock were issued and outstanding.

     Any person giving a proxy has the right to revoke it before it is exercised. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by delivering at the annual meeting a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and electing to vote in person.

     All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by mail, telephone, telegraph or personal call. The Company has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers and will reimburse such brokers and nominees for their related out-of-pocket expenses.

     The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to the Company's stockholders is March 15, 1996. A copy of the Company's Annual Report for the fiscal year ended December 29, 1995 accompanies this Proxy Statement.

VOTING RIGHTS

     Each share of Common Stock outstanding on the record date is entitled to one vote on all matters to be voted on. As provided by the Company's Bylaws and by California law, in electing directors no stockholder shall be entitled to cumulate votes (i.e., cast for any one candidate a number of votes greater than the number of such stockholder's shares) unless the candidates' names have been placed in nomination prior to the commencement of voting and at least one stockholder has given notice prior to commencement of the voting of an intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or the stockholder may distribute his votes on the same principle among as many candidates as may be desired. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares covered by proxies received by them among the candidates named herein as they shall determine, unless a contrary direction is made on such proxies.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes are tabulated separately. Abstentions and broker non-votes do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast." The New York Stock Exchange determines whether brokers that do not receive instructions from beneficial owners are entitled to vote on management proposals. In the event of a broker non-vote with respect to a management proposal, arising from the absence of authorization by the beneficial owner to vote as to a management proposal, the proxy will not be deemed as present and entitled to vote as to the management proposal for determining the total number of shares of which a majority is required for adoption. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted in favor of the election of the nominees for director and for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants, as indicated in the form of proxy.

                             COMMON STOCK OWNERSHIP

     The following table sets forth information with respect to any person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of March 1, 1996:

                   NAME AND ADDRESS              AMOUNT AND NATURE OF
                 OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)         PERCENT OF CLASS
                 -------------------            -----------------------         ----------------
        Louis J. Petralli                            792,364                          6.6%
          100 Granite Hill Road, #289              Common Stock
          Grants Pass, OR 97526

---------------

(1) Information with respect to beneficial ownership is based upon the Company's stock records, and data supplied to the Company by the stockholders.

     The following table sets forth information with respect to beneficial ownership of the Company's Common Stock held by its directors, by each of the executive officers named in the Summary Compensation Table beginning on page 6 (the "Summary Compensation Table"), and by all directors and executive officers as a group, as of March 1, 1996.

                                                AMOUNT AND NATURE OF
             NAME OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP(1)(2)         PERCENT OF CLASS
             ------------------------        --------------------------         ----------------
        Directors:
          Walter F. Beran                                2,000                           *
          Ralph O. Briscoe                              17,000                           *
          Edgar S. Brower, Chairman                    259,331                         2.1%
          Ralph D. Ketchum                               2,000                           *
          William A. Preston                             8,000                           *
          Millard H. Pryor, Jr.                          4,000                           *
          Thomas P. Stafford                               300                           *
        Officers:
          William T. Fejes, Jr.                          4,652                           *
          Richard G. Knoblock                            6,200                           *
          Ronald B. Nelson                              16,774                           *
          Richard V. Plat                              208,142                         1.7%
        All Directors and Executive
          Officers as a Group (18 persons):            641,335                         5.3%

---------------

 *  Represents less than 1%.

(1) Information with respect to beneficial ownership is based upon the Company's stock records, and data supplied to the Company by the stockholders.

(2) Includes certain shares which the following have the right to acquire within sixty days of March 1, 1996, through the exercise of stock options under the Company's stock option plans: Mr. Brower, 124,000 shares; Mr. Fejes, 4,652 shares; Mr. Knoblock, 6,200 shares; Mr. Nelson, 14,274 shares; Mr. Plat, 58,500 shares.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. The Company is not aware of any holder of more than 10% of the Company's Common Stock. The Company believes that during the fiscal year ended December 29, 1995, its executive officers and directors complied with all
Section 16(a) filing requirements, except that Ronald B. Nelson, a Vice President of the Company, inadvertently failed to timely file one Form 4. Subsequently, a Form 5 was timely filed by Mr. Nelson reporting the transaction. In making these statements, the Company has relied upon a review of the forms furnished to it and the representations of its directors and officers.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     At the annual meeting, it is intended that the persons named in the proxy will vote for the election of the seven nominees listed below, each director to serve until the next annual meeting or until his successor is elected and qualified. All nominees are now members of the Board. Directors are to be elected by a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote in the election. Mr. Harry W. Todd, currently a director, who has reached the mandatory retirement age of 72 years, has requested not to be renominated. In February 1996, the Board amended the Company's Bylaws, in accordance with the terms thereof, to reduce the number of authorized directors from eight to seven. If any nominee, for any reason currently unknown, cannot be a candidate for election, proxies will be voted for the election of a substitute recommended by the Board.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL SUCH NOMINEES.

     Biographical summaries and ages of individuals nominated by the Board of Directors for election as directors appear below. Data with respect to the number of shares of the Company's common stock beneficially owned by each of them, directly or indirectly, as of March 1, 1996, appears on page 2 of this proxy statement.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR

     WALTER F. BERAN; AGE 70; CHAIRMAN, PACIFIC ALLIANCE GROUP
        Mr. Beran was elected a director of the Company in 1987. He served as Vice Chairman and Western Regional Managing Partner of Ernst & Young LLP from 1971 until his retirement on September 30, 1986, when he became an independent consultant. He joined the Pacific Alliance Group (a financial services firm) in 1988, as Chairman. Mr. Beran also serves as a director of Arco Chemical Company, Fleetwood Enterprises Inc., and Vencor Inc.

     RALPH O. BRISCOE; AGE 68; BUSINESS CONSULTANT
        Mr. Briscoe was elected a director of the Company in 1985. Prior to his retirement in 1986, Mr. Briscoe was President, Chief Executive Officer and a director of Triton Group Ltd. Since his retirement, he has worked as a business consultant.

     EDGAR S. BROWER; AGE 65; CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
        OF THE COMPANY
        Mr. Brower joined the Company in 1985 as Chief Executive Officer and a member of the Board. He has served as Chairman of the Board since 1990. Prior to joining the Company, Mr. Brower served as an executive with Allied Corporation from 1977 until 1985, most recently as Group Vice President and President of Allied Electronic Components Company. From 1972 to 1977, he served as Assistant Postmaster General of the United States.

     RALPH D. KETCHUM; AGE 69; PRESIDENT, RDK CAPITAL, INC.
        Mr. Ketchum was elected a director in 1994. He also serves on the boards of Oglebay Norton Company, Thomas Industries, Lithium Technologies Corporation, Metropolitan Savings Bank and Crescent Electric Supply Company. He is also the General Partner of RDK Capital, L.P., and as such is the majority owner and CEO of Heintz Corporation (a manufacturer of aircraft engine components) which filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code, in the federal bankruptcy court of the Eastern District of Pennsylvania, on August 4, 1993. Mr. Ketchum was a long-time employee of General Electric Company, rising to the position of Senior Vice President and Group Executive at the time of his retirement. Mr. Ketchum was with GE from 1946 to 1987, except for a three year period (1969-1972) when he served as Vice President of Control Data Corporation.

     WILLIAM A. PRESTON; AGE 59; CHAIRMAN AND MAJORITY OWNER OF APM, INC.
        Mr. Preston was elected a director in 1979. He has been Chairman and majority owner of APM, Inc., a specialty plastics manufacturer, since 1969. Mr. Preston is also a director of University National Bank & Trust Company.

     MILLARD H. PRYOR, JR.; AGE 61; MANAGING DIRECTOR, PRYOR & CLARK COMPANY
        Mr. Pryor became a director in 1992. He is a Managing Director of Pryor & Clark Company (a real estate and investment holding company), which he had served as an executive since 1970. He has been a director of Corcap, Inc. since 1988 and served as an executive officer with that company from 1988 to 1992. Mr. Pryor is also a director of The Hartford Funds, Infodata Systems Inc., The Wiremold Company and Hoosier Magnetics Inc. Additionally, Mr. Pryor was the Chief Executive Officer of Lydall Inc. (a manufacturer of materials from specialty fibers) from 1972 through 1988.

     THOMAS P. STAFFORD; AGE 65; CHAIRMAN OF THE BOARD, OMEGA WATCH CORPORATION OF AMERICA AND VICE CHAIRMAN AND CO-FOUNDER OF STAFFORD, BURKE AND HECKER, INC.
        Mr. Stafford has served as a director of the Company since 1987. In addition to his duties as Chairman of the Board of Omega Watch Corporation of America and as Vice Chairman and co-founder of Stafford, Burke and Hecker, Inc. (a Washington D.C.-based consulting firm), Mr. Stafford also serves as a director of Allied Signal Inc., CMI, Inc., Fisher Scientific Inc., Seagate Technologies, Inc., Tracor Inc., Tremont Inc. and Wheelabrator Technologies, Inc.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company has standing Executive, Audit, Compensation and Nominating Committees and a Succession Committee. During the Company's last fiscal year, the Board of Directors held six meetings and each director attended at least 75% of all Board meetings and meetings of Committees on which he served.

  Executive Committee

     The Executive Committee, consisting of Messrs. Briscoe, Brower and Preston (Chairman), has all the powers and authority of the Board of Directors in the management of the business and the affairs of the Company, except those powers which by law cannot be delegated by the Board of Directors. Although the Executive Committee has broad powers, in practice it meets only when it would be inconvenient to call a meeting of the Board. The Executive Committee met twice during the Company's last fiscal year.

  Audit Committee

     The Audit Committee, consisting of Messrs. Beran (Chairman), Briscoe, Ketchum, Preston, Pryor and Stafford, met three times during the last fiscal year. The Audit Committee makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and reviews the comments and recommendations resulting from the auditors' report and management letter. The Audit Committee also reviews the Company's program of internal audit and consults with the Company's internal auditors on questions of interest.

  Compensation Committee

     The Compensation Committee, consisting of Messrs. Ketchum, Preston and Stafford (Chairman), met twice during the last fiscal year. The Compensation Committee makes recommendations to the Board of

Directors on the annual salary rates of all elected officers of the Company, makes recommendations to the Board on incentive compensation, stock options and compensation matters and administers the incentive compensation, stock option and other compensation plans of the Company.

  Nominating Committee

     The Nominating Committee, consisting of Messrs. Beran, Briscoe and Stafford (Chairman), makes recommendations to the Board of Directors regarding candidates to fill future vacancies on the Board. There is no established procedure for submission of nominations by stockholders. The Nominating Committee did not meet during the last fiscal year.

  Succession Committee

     The Succession Committee consisting of Messrs. Briscoe, Preston (Chairman) and Stafford, was created at the February 22, 1995 Board's Meeting. The Committee makes recommendations, as required, concerning the selection of the Company's executive officers. To date, the Committee has had two meetings.

  Director's Compensation

     The Directors' Compensation Plan provides a $25,000 per year retainer with no other meeting fees or additional retainer payable. Mr. Brower does not and has not received an annual retainer for his services as Chairman of the Board.

  Director's Retirement Plan

     The Company maintains a retirement plan for members of the Board. The annual benefit paid under the Plan is $12,000 for directors retiring before 1994 and $16,000 for directors retiring after 1994. The benefit commences any time after age sixty-five (65), provided the director is no longer serving as a director of the Company. Directors who leave the Board before age sixty-five
(65) after completing five (5) years of Board service are eligible to receive a benefit upon attaining age sixty-five (65).

     The plan provides that the retirement benefit will be paid over the lesser of twelve (12) years or the number of years a director serves on the Board. In the event of death while a director, a surviving spouse is entitled to receive an annual benefit equal to 50% of the annual retainer payable to the director at the date of death, such benefit to be paid for a period equal to the total number of years of service the deceased director served on the Board, not to exceed twelve (12) years.

     The benefits paid under this plan are a direct obligation of the Company and are reflected as a financial statement liability determined in accordance with accepted actuarial assumptions.

                             EXECUTIVE COMPENSATION

     The following table discloses compensation received for the three fiscal years ended December 29, 1995 by the Company's Chief Executive Officer, and the Company's next four most highly paid executive officers for the year ended December 29, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                         ANNUAL COMPENSATION                COMPENSATION
                                            ---------------------------------------------   ------------
                                                                             OTHER ANNUAL    SECURITIES     ALL OTHER
                                                                             COMPENSATION    UNDERLYING    COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(1)      ($)(2)      OPTONS(#)(3)      ($)(4)
       ---------------------------          ----   ---------   -----------   ------------   ------------   ------------
Edgar S. Brower...........................  1995    376,640      155,341         6,000          20,000         90,620
  Chairman of the Board,                    1994    339,954      175,000         7,500          80,000        120,620
  Director, President and Chief Executive   1993    319,454      137,233         6,000         100,000        108,497
  Officer
Richard V. Plat...........................  1995    284,904      100,924            --          10,000          4,620
  Executive Vice President,                 1994    234,365       90,000            --          34,000          4,620
  Chief Financial Officer and Secretary     1993    208,788       71,563            --          40,000          4,497
Ronald B. Nelson..........................  1995    167,178       87,768            --           4,000          4,180
  Vice President and                        1994    158,415       75,000            --           7,000          3,850
  President, Motor Products                 1993    145,412       73,328            --          13,050          3,635
Richard G. Knoblock.......................  1995    147,117       64,150            --           4,000          3,678
  Vice President and President,             1994    130,000           --            --           5,600          1,875
  HTL/Kin-Tech and Electro Kinetics         1993    129,450        7,906            --           9,600             --
William T. Fejes, Jr.(5)..................  1995    151,951       33,550            --           5,000          3,449
  Senior Vice President                     1994    119,822       28,000            --           3,600          3,284
  and President,                            1993         --           --            --              --             --
  Automation Technology Group

---------------

(1) The amounts shown in this column reflect payments under the Company's Management Incentive Plan which is described more thoroughly in the Compensation Committee Report on Executive Compensation, which begins on page 9 of this proxy statement.

(2) The amounts shown in this column reflect the non-preferential dividends earned by Mr. Brower as part of his long-term incentive agreement with the Company. Mr. Brower held 100,000 shares of restricted common stock. The restricted term expired in July 1995, therefore, this amount represents the non-preferential dividends paid by the Company during the first two quarters of 1995. The fair market value of the 100,000 shares of restricted stock was $1,950,000 on the date that the restriction expired.

(3) For the three-year period ended December 29, 1995, no restricted stock awards were made.

(4) The amounts disclosed in this column include:

     (a) Accrual by the Company of $86,000, $116,000 and $104,000 in fiscal 1995, 1994 and 1993, respectively, on behalf of Mr. Brower for his supplementary Executive Retirement Plan. The Executive Retirement Plan is provided to Mr. Brower only, and is in addition to and duplicates the benefits provided by the Post-1985 Company Plan for employees hired after January 1, 1985. This plan is not separately funded and rights to receive payment are identical to those of an unsecured creditor.

     (b) Company contributions under Pacific Scientific's Savings Plan, a defined contribution plan were:

                                                    1995       1994       1993
                                                   ------     ------     ------
                Mr. Brower.......................  $4,620     $4,620     $4,497
                Mr. Plat.........................   4,620      4,620      4,497
                Mr. Nelson.......................   4,180      3,850      3,635
                Mr. Knoblock.....................   3,678      4,620      4,363
                Mr. Fejes........................   3,449         --         --

(5) Mr. Fejes was promoted to the position of Senior Vice President and President of the Automation Technology Group in August 1995. He has been an executive officer of the Company since 1994 when he was promoted to Vice President and President of the Motion Technology Division (now part of the Automation Technology Group). He was not an executive officer prior to 1994; therefore no executive compensation is reported for 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1995 to the named executive officers.

                                                             INDIVIDUAL GRANTS                              POTENTIAL
                                          -------------------------------------------------------      REALIZABLE VALUE AT
                                          NUMBER OF       % OF TOTAL                                     ASSUMED ANNUAL
                                          SECURITIES       OPTIONS                                    RATES OF STOCK PRICE
                                          UNDERLYING      GRANTED TO                                      APPRECIATION
                                           OPTIONS       EMPLOYEES IN     EXERCISE                     FOR OPTION TERM(3)
                                           GRANTED       FISCAL YEAR       PRICE                      ---------------------
    NAME                                    (#)(1)         1995(2)         ($/SH)      EXPIRATION       DATE        5%($)
    ----                                  ----------     ------------     --------     ----------     --------     --------
Edgar S. Brower.........................    20,000            18%          $16.75      June 2005      $545,600     $869,000
Richard V. Plat.........................    10,000             9%           16.75      June 2005       272,800      434,500
William T. Fejes, Jr....................     5,000             5%           16.75      June 2005       136,400      217,250
Ronald B. Nelson........................     4,000             4%           16.75      June 2005       109,120      173,800
Richard G. Knoblock.....................     4,000             4%           16.75      June 2005       109,120      173,800

---------------

(1) All options granted by the Company are pursuant to the Pacific Scientific Company 1995 Stock Option Plan, as described in the Compensation Committee Report on Executive Compensation under the caption "Long-Term Incentive Compensation" on page 10 of this proxy statement. The shares become fully exercisable after four years with normal vesting occurring at a rate of 25% per year. The Stock Option Plan grants broad discretion to change or modify the material terms of option grants.

(2) The Company granted options representing 108,600 shares to employees in fiscal 1995.

(3) The dollar amounts in these columns are determined using assumed rates of appreciation set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the market value of the Company's common stock. Such amounts are based on the assumption that the named persons hold the options for the full ten-year term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on the number of exercised and unexercised options and the value of the in-the-money unexercised options held by the named executive officers at December 29, 1995. The Company currently does not grant stock appreciation rights.

                                                                   NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                    SHARES                                OPTIONS                    IN-THE-MONEY OPTIONS
                                   ACQUIRED        VALUE           AT FISCAL YEAR-END(#)           AT FISCAL YEAR-END($)(2)
                                  ON EXERCISE     REALIZED     -----------------------------     -----------------------------
    NAME                              (#)          ($)(1)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
    ----                          -----------     --------     -----------     -------------     -----------     -------------
Edgar S. Brower...............       12,902       $166,113       124,000          130,000        $2,113,750       $ 1,708,125
Richard V. Plat...............           --             --       110,800           55,500         1,898,256           716,531
Ronald B. Nelson..............       10,000        168,750        14,274           15,776           241,490           201,182
Richard G. Knoblock...........        3,000         35,063         6,200           13,000            95,613           159,938
William T. Fejes, Jr. ........           --             --         4,652           11,448            73,094           134,094

---------------

(1) The amounts in this column were calculated using the difference between the closing market price of the Company's Common Stock at exercise minus the option exercise price.

(2) The amounts in this column were calculated by using the difference between the closing price of the Company's Common Stock on December 29, 1995 and the option exercise prices. The closing price of the Company's Common Stock on December 29, 1995 on the New York Stock Exchange was $25.00.

RETIREMENT BENEFITS

     To provide for retirement income for its employees, the Company has pension plans designed to qualify under applicable provisions of the Internal Revenue Code of 1986, as amended. All full-time employees and certain part-time employees in the United States are eligible to participate in a pension plan after one year of service. The plans are funded solely by Company contributions.

     Effective January 1, 1985, the Company's pension plans were revised to combine all existing employee group retirement plans of the Company into one defined benefit plan. Employees hired on and after January 1, 1985 participate in the "Post-1985 Retirement Plan. Employees hired prior to January 1, 1985 have the option of receiving retirement benefits from the Pre-1985 or Post-1985 Retirement Plan whichever plan provides the higher benefit.

                            PRE-1985 RETIREMENT PLAN
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

     HIGHEST
    FIVE-YEAR          15           20            25             30             35
     AVERAGE        YEARS OF     YEARS OF      YEARS OF       YEARS OF       YEARS OF
   COMPENSATION     SERVICE      SERVICE      SERVICE(1)     SERVICE(1)     SERVICE(1)
   ------------     --------     --------     ----------     ----------     ----------
 $125,000.........  $ 49,000     $ 65,800      $ 80,300       $ 80,300       $ 80,300
  175,000.........    70,900       95,000       115,300        115,300        115,300
  225,000.........    92,800      124,200       150,300        150,300        150,300
  275,000.........   114,700      153,400       185,300        185,300        185,300
  325,000.........   136,600      182,600       220,300        220,300        220,300
  375,000.........   158,500      211,800       255,300        255,300        255,300
  425,000.........   180,400      241,000       290,300        290,300        290,300
  475,000.........   202,300      270,200       325,300        325,300        325,300
  525,000.........   224,200      299,400       360,300        360,300        360,300

                           POST-1985 RETIREMENT PLAN
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

     HIGHEST
    FIVE-YEAR          15           20            25             30             35
     AVERAGE        YEARS OF     YEARS OF      YEARS OF       YEARS OF       YEARS OF
   COMPENSATION     SERVICE      SERVICE       SERVICE        SERVICE        SERVICE
   ------------     --------     --------      --------       --------       --------
 $125,000.........  $ 26,200     $ 34,900      $ 43,650       $ 52,400       $ 61,100
  175,000.........    37,400       49,900        62,400         74,900         87,400
  225,000.........    48,700       64,900        81,150         97,400        113,600
  275,000.........    59,900       79,900        99,900        119,900        139,900
  325,000.........    71,200       94,900       118,650        142,400        166,100
  375,000.........    82,400      109,900       137,400        164,900        192,400
  425,000.........    93,700      124,900       156,150        187,400        218,600
  475,000.........   104,900      139,900       174,900        209,900        244,900
  525,000.........   116,200      154,900       193,650        232,400        271,100

---------------

(1) Maximum benefits are obtained at 24 pension service years.

     The compensation covered by the plans for which benefits are summarized in the tables above include salary, wages, bonuses and commissions. The covered compensation for each of the executive officers named in the Summary Compensation Table is the highest 5 consecutive years' average of the past 10 years of salary and bonus. Mr. Brower is provided with a supplementary Executive Retirement Plan which is in addition to and duplicates the benefits provided by the Post-1985 Company Plan.

     The officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Brower, 10 years; Mr. Plat, 18 years; Mr. Nelson, 6 years; Mr. Knoblock, 7 years and Mr. Fejes, 9 years. Of these officers, Mr. Plat is the only one to have the option of receiving benefits under either of the plans as described above.

     The benefits under the Company Plan are subject to the deduction of a portion of Social Security or equivalent benefits (maximum deduction limited to 50%, which is reached at 18.75 pension service years) and are computed on the ten-year certain and life amounts.

     The benefits under the Post-1985 Company Plan are not subject to any deduction for Social Security (nor are there any other offset amounts) and are computed on the basis of an excess plan.

     During 1994, the Company adopted the Pacific Scientific Company Pension Restoration Plan. This plan was implemented to restore the pension benefit that would otherwise be payable but for the $150,000 per year pay limitation imposed during 1994 by Section 401(A)(17) of the Internal Revenue Code. This plan preserves the pension benefit in effect prior to 1994. As a result, if an individual's compensation exceeds the prescribed limits, the excess benefits will be paid by the Company pursuant to this plan.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Brower and Plat pursuant to which adequate and fair severance compensation will be provided to these officers if their employment should cease after a "change in control of the Company," which is effectively defined as a change in control which must be disclosed under Schedule 14A of Regulation 14A of the Exchange Act. Upon a change in control of the Company, each agreement allows the named officer to terminate his employment upon a change in duties or responsibilities or a reduction in compensation. The present value of these severance benefits would include accrued salary plus an amount up to 2.99 times a base amount defined as the average annual gross income for the five years prior to the termination.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") is composed of outside directors and is responsible for developing and making recommendations to the Board with respect to the compensation received by the Company's executive officers (including the named executive officers).

     The Committee has available to it an outside compensation consultant and access to independent compensation data. The general objectives of the compensation program are:

     - Competitiveness and design flexibility to attract and retain top caliber management

     - Pay for performance

     - Focus on stockholder value creation

     The executive compensation program provides an overall level of compensation opportunity that is competitive within similar industries as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may be higher or lower than the average competitive levels in the surveyed group of companies based upon the discretion of the Committee as well as individual performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual incentive compensation, long-term incentive compensation in the form of stock options and various benefits including medical and pension plans generally available to employees of the Company.

  Base Salary

     Base salary levels for the Company's executive officers are competitive and generally set at the median, relative to other comparable manufacturing companies of similar size and complexity. In determining base salary, the Committee also takes into consideration qualifications, experience, performance and other specific issues particular to the Company.

  Annual Incentive Compensation

     The Management Incentive Plan is the Company's annual bonus program for executive officers and key managers. Approximately 75 employees were eligible for bonus incentive compensation during 1995. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash bonus to executives and key employees to achieve their respective business units' or the Company's annual goals. Target goals for the Company's and the business units' performances are set at the beginning of each year. The measures of the Company's performance include pre-tax income, management of receivables, inventory turns and other factors. No bonus is paid unless a 75% performance threshold is exceeded. A full target bonus is paid only if the goals are fully met. Exceeding goals can result in a bonus equal to 150% of the target bonus. Target bonus awards, as a percent of base salary, are set at a competitive level for a broad group of companies of comparable size and complexity. Discretionary bonuses, usually not to exceed 10% of base salary, are sometimes awarded under special circumstances to employees who have not qualified under the regular bonus program but who, in the judgement of the Compensation Committee, have made outstanding contributions during the past year.

     The Omnibus Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as "performance-based" compensation under Internal Revenue Code Section 162(m) ["Code Section 162(m)"]. In general, the Company does not believe the compensation payable to the Company's senior officers will exceed $1,000,000, however, the Company will continue to evaluate the requirements of the Code
Section 162(m) and consider the deductibility of senior officer compensation.

  Long-Term Incentive Compensation

     The 1995 Stock Option Plan is the Company's long-term incentive program for executive officers and key employees. The objective of the program is to align the executives' and stockholders' long-term interests by creating a strong and direct link between executive pay and stockholder return and to enable the executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock. The proportion of stock options awarded is a function of salary and position in the Company.

  Chief Executive Officer Compensation

     Mr. Brower received a salary of $376,640, $339,954 and $319,454 in the years 1995, 1994 and 1993, respectively. During 1995, his annual salary was increased by 10%. This increase was approximately twice the 5% average merit increase received by the Company's other salaried employees. The Committee believes that Mr. Brower has successfully restructured and expanded the Company's business in electrical equipment while maintaining a profitable aerospace business.

     Mr. Brower's annual base salary is at approximately the 50th percentile of other chief executive officers' base salaries, calculated using a compensation data base for manufacturing companies of like size and, where possible, organized similarly to Pacific Scientific's divisional structure.

     Mr. Brower's bonus was $155,341, $175,000 and $137,233 in fiscal 1995, 1994 and 1993, respectively. The bonus payment was determined using the same formula as used for all other key employees. Mr. Brower was awarded a bonus equal to 82.5% of his target bonus for 1995.

     In accordance with the 1995 Stock Option Plan (as described above), Mr. Brower received 20,000 stock options in fiscal 1995, 80,000 stock options in fiscal 1994 and 100,000 stock options were awarded in fiscal 1993. Stock option awards for 1993 and 1994 have been adjusted for the 1994 stock split.

MEMBERS OF THE COMPENSATION COMMITTEE

Thomas P. Stafford, Chairman
William A. Preston
Ralph D. Ketchum

                         STOCK PRICE PERFORMANCE GRAPH

     The information in the foregoing report of the Compensation Committee and the following graph shall not be incorporated by reference (by any general statement incorporating this proxy statement by reference or otherwise) into any prior or future filing under the Exchange Act or the Securities Act of 1933, except to the extent Pacific Scientific Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF PACIFIC SCIENTIFIC COMPANY, S&P 500 INDEX
                    AND S&P HIGH TECHNOLOGY COMPOSITE INDEX

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             PSC          S&P 500      S&P HIGH- TECH
1990                                 100.0           100.0           100.0
1991                                 117.6           130.6           114.1
1992                                 201.5           140.7           118.8
1993                                 278.1           154.6           146.1
1994                                 507.8           156.6           170.3
1995                                 628.0           215.3           245.3

     The cumulative total return calculation assumes $100 invested on December 28, 1990 and dividend reinvestments. The graph above is calculated through the fiscal year ended December 29, 1995.

                            APPOINTMENT OF AUDITORS
                                (PROPOSAL NO. 2)

     The firm of Deloitte & Touche LLP, certified public accountants, has been the Company's independent accountants since 1972 and has been selected by the Board of Directors to serve as its independent accountants for the fiscal year ending December 27, 1996.

     The independent accountants meet periodically with the Audit Committee of the Board of Directors. The members of the Audit Committee are Messrs. Beran (Chairman), Briscoe, Ketchum, Preston, Pryor and Stafford.

     Professional services performed by Deloitte & Touche LLP for the fiscal year ended December 29, 1995 consisted of an audit of the consolidated financial statements of the Company and its subsidiaries, limited reviews of interim financial information, services related to filings with the Securities and Exchange

Commission, meetings with the Company's Audit Committee, and consultation on various matters relating to accounting and financial reporting.

     The Audit Committee approved in advance or ratified each of the major professional services provided by Deloitte & Touche LLP and considered the possible effect of each such service on the independence of that firm.

     Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions during the meeting.

     An affirmative vote of a majority of the shares present and voting at the meeting is required for ratification of the appointment of the auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                             STOCKHOLDER PROPOSALS

     Proposals by stockholders to be presented at the Company's 1997 annual meeting must be received by the Company no later than 120 days prior to March 15, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.

                                 OTHER MATTERS

     Management knows of no other business to be presented at the annual meeting. If other matters do properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment.

                                          By Order of the Board of Directors,

                                          RICHARD V. PLAT
                                          Executive Vice President and Secretary
Dated: March 15, 1996

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED. YOUR COOPERATION IN PROMPTLY RETURNING YOUR SIGNED PROXY CARD WILL BE HELPFUL IN REDUCING EXPENSES INCIDENTAL TO FOLLOWING UP THIS PROXY SOLICITATION.

                                          NOTICE OF
                                          ANNUAL
                                          MEETING OF
                                          STOCKHOLDERS
                                          AND PROXY
                                          STATEMENT

                                          APRIL 17, 1996

                                          (LOGO)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.           PLEASE MARK
                                                                                      YOUR VOTE AS  [X]
                                                                                      INDICATED IN
                                                                                      THIS EXAMPLE


(1) ELECTION OF DIRECTORS

   FOR all nominees                WITHHOLD         INSTRUCTION: To withhold authority to vote for any
listed at right (except           AUTHORITY         individual nominee strike a line through the nominee's name
    as marked to the            to vote for as      in the list below)
   contrary at right)          nominees listed
                                   at right         W. Beran, R. Briscoe, E. Brower, R. Ketchum, W. Preston, M. Pryor, Jr.
          [ ]                        [ ]            T. Stafford.


(2) PROPOSAL TO RATIFY THE APPOINTMENT OF Deloitte & Touche          The undersigned hereby acknowledges receipt of the
    LLP as the Company's independent public accountants.             Notice of Annual Meeting of Stockholders to be held
                                                                     April 17, 1996 and the Proxy Statement furnished
                                                                     herewith.
               FOR      AGAINST      ABSTAIN
               [ ]        [ ]          [ ]

                                                                             Signature

                                                                     -------------------------
                                                                             Signature


                                                                     Dated:              , 1996
                                                                            --------------


                                                                     Please sign exactly as name appears hereon. When signing
                                                                     as attorney, executor, administrator, trustee or guardian, give full title as such.  If more than one name appears
                                                                     hereon, all persons named should sign.


------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                           [PACIFIC SCIENTIFIC LOGO]

                     YOUR VOTE IS IMPORTANT TO THE COMPANY


                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                           PACIFIC SCIENTIFIC COMPANY

        The undersigned stockholder of PACIFIC SCIENTIFIC COMPANY hereby appoints EDGAR S. BROWER, RICHARD V. PLAT, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Pacific Scientific Company to be held at the Newport Center Conference Center, 610 Newport Center Drive, Suite 130, Newport Beach, California 92660 on April 17, 1996 at 10:00 A.M. (California time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed below as they see fit, and to drop any of such nominee, in order to ensure the election of the greatest number of such nominees.

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW AND ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF ANY MATTER BELOW AS TO WHICH NO INSTRUCTIONS ARE INDICATED.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

             ------------------------------------------------------
                              FOLD AND DETACH HERE